State Street Institutional Investment Trust

One Iron Street

Boston, MA 02210

SSGA Funds Management, Inc.

One Iron Street

Boston, MA 02210

November 13, 2024

Ladies and Gentlemen:

Reference is made to the Administration Agreement by and among SSGA Funds, State Street Master Funds, State Street Institutional Investment Trust and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide notice of the creation of the following new Fund of the undersigned Trust:

New Fund	Effective Date
State Street Target Retirement 2070 Fund	November 13, 2024

In accordance with Section 1 of the Agreement, we hereby request that you act as Administrator with respect to the New Fund.

The portion of the previous Schedule A specifically related to the undersigned Trust is hereby amended to include the changes described above; the previous Schedule A remains otherwise in effect with respect to all other Trusts and their respective funds.

Please acknowledge receipt of this letter and your agreement below.

Sincerely,

STATE STREET INSTITUTIONAL INVESTMENT TRUST

By:	/s/ Bruce Rosenberg
Name:	Bruce Rosenberg
Title:	Treasurer, Duly Authorized

Agreed and Accepted: SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	Chief Operating Officer

ADMINISTRATION AGREEMENT

SCHEDULE A, as of November 13, 2024

Listing of Fund(s)

State Street Institutional Investment Trust

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund (formerly, State Street Global Equity ex-U.S. Index Fund)

State Street Global All Cap Equity ex-U.S. Index Portfolio (formerly, State Street Global Equity ex-U.S. Index Portfolio)

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement Fund

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street Emerging Markets Equity Index Fund

State Street Treasury Obligations Money Market Fund

State Street Income Fund

State Street U.S. Core Equity Fund

State Street Balanced Index Fund

State Street Target Retirement 2070 Fund

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